UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2013

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Convertible Subordinated Debentures - On August 9, 2010, the Company completed an offering of $8,085,000 convertible subordinated debentures (Debentures).  The Debentures are a general unsecured obligation and are subordinated in right of payment to all present and future senior indebtedness.  The Debentures pay interest at 9% until conversion, redemption or maturity and will mature on August 9, 2020.  The Debentures may be redeemed by the Company after January 1, 2014.  Prior to maturity or redemption, the Debentures were convertible into common stock at the election of the holder at $3.50 per share if converted on or prior to July 1, 2013 and, subsequently, at $4.50 per share between July 2, 2013 and July 1, 2016 and $6.00 per share from July 2, 2016 until maturity or redemption.

On or before June 30, 2013, $6,418,000 of the Debentures was converted into common stock, leaving a Debenture balance of $1,667,000 as of June 30, 2013.  Common shares outstanding were 7,800,155 as of June 30, 2013.

On July 1, 2013, an additional $222,000 of the Debentures was converted into common stock, leaving a Debenture balance of $1,445,000 as of July 1, 2013.  Common shares outstanding were 7,864,385 as of July 8, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2013
COMMUNITY WEST BANCSHARES

	By:	/s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer